------------------------------------------------------------------------------

                                 Exhibit 23 (j)

                       Consent of Independent Accountants

 ------------------------------------------------------------------------------

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated August 13, 2001, relating to the financial statements and financial highlights which appear in the June 30, 2001 Annual Reports to Shareholders of Montgomery New Power Fund, Montgomery Emerging Markets Fund, Montgomery U.S. Focus Fund (formerly Montgomery U.S. Select 20 Portfolio), Montgomery Mid Cap Focus Fund (formerly Montgomery Mid Cap 20 Portfolio), Montgomery Global Focus Fund (formerly Montgomery Global 20 Portfolio), Montgomery Total Return Bond Fund, Montgomery Short Duration Government Bond Fund, Montgomery Government Money Market Fund, Montgomery Global Long-Short Fund, and Montgomery Emerging Markets Focus Fund (formerly Montgomery Emerging Markets 20 Portfolio), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Francisco, California
May 28, 2002







                                      C-9